UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2007
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah	84108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 801-583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 24, 2007, Northwest Pipeline Corporation (“Northwest”) filed an application with the Federal Energy Regulatory Commission to amend its certificate of public convenience and necessity issued for the Parachute Lateral to allow the transfer of the ownership of its Parachute Lateral facilities to a newly created subsidiary, Parachute Pipeline LLC (“Parachute”), which will not be included in a new master limited partnership to be formed under Northwest’s parent company, The Williams Companies, Inc. The Parachute Lateral facilities are located in Rio Blanco and Garfield counties, Colorado. The Parachute Lateral facilities are anticipated to be contributed to Parachute prior to December 2007.
Although the Parachute Lateral facilities were originally built to provide transportation for pipeline-quality gas being produced in the Parachute area, approval of the certificate amendment is the first step towards moving these facilities from the interstate pipeline system of Northwest to the gathering and processing function of Williams Field Services Company, LLC (“WFS”). As contemplated in the application for amendment, Parachute will lease the facilities back to Northwest who will continue to operate the facilities under the FERC certificate until full operating responsibility can be turned over to WFS.
Under the terms of the Lease, Northwest will pay Parachute monthly rent equal to the revenues collected from transportation services on the Parachute Lateral, less 3% to cover costs related to the operation of the lateral.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
Name:	Brian K. Shore
Title:	Corporate Secretary

Dated: August 28, 2007

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